UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2011
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amended and Restated Joint Venture Agreement
On February 28, 2011, Polaris Industries Inc., a Minnesota corporation (the “Company”) and GE Commercial Distribution Finance Corporation (“GECDF”), entered into an Amended and Restated Joint Venture Agreement (the “Amended and Restated Joint Venture Agreement”). The Amended and Restated Joint Venture Agreement amends and restates in its entirety that certain Joint Venture Agreement dated as of February 7, 1996, as amended (the “Prior Agreement”). As with the Prior Agreement, GECDF will continue to provide commercial inventory financing to support (i) sales of certain products manufactured or distributed by the Company or any of its affiliates to dealers and distributors in the United States; (ii) domestic sales of products manufactured and/or distributed from time to time by manufacturers and distributors other than the Company or its affiliates to dealers and distributors of the Company or its affiliates; and (iii) such other businesses in such other geographic areas as the parties may subsequently agree; provided, that the joint venture’s management committee, as to clauses (ii) and (iii), has unanimously approved the financing of such sales or other businesses.
The joint venture will continue to be conducted through Polaris Acceptance, an Illinois general partnership, established between the Company’s direct subsidiary, Polaris Acceptance Inc., and GECDF’s direct subsidiary, CDF Joint Ventures, Inc. Each subsidiary continues to hold a 50% partnership interest in Polaris Acceptance. The Company will continue to account for its investment in Polaris Acceptance under the equity method of accounting.
The Amended and Restated Joint Venture Agreement reflects the extension of the term of the partnership until February 28, 2017, which may be extended for additional five-year terms, upon proper notice and agreement of the partners. As with the Prior Agreement, the term of the partnership is subject to unlimited automatic one-year extensions, unless proper notice is given by one partner to the other of its intention not to extend the then current term. The Amended and Restated Joint Venture Agreement also contains customary representations, warranties, and other agreements by the parties, including confidentiality obligations and indemnification rights and obligations, that are unchanged in any material respect from those contained in the Prior Agreement.
Amended and Restated Manufacturer’s Repurchase Agreement
On February 28, 2011, and in connection with the Amended and Restated Joint Venture Agreement, the Company and two of its wholly-owned subsidiaries entered into an Amended and Restated Manufacturer’s Repurchase Agreement with Polaris Acceptance (the “Amended and Restated Repurchase Agreement”). The Amended and Restated Repurchase Agreement amends and restates in its entirety that certain Manufacturer’s Repurchase Agreement dated as of February 7, 1996, as amended (the “Prior Repurchase Agreement”). As with the Prior Repurchase Agreement, the Company will continue to have the obligation to repurchase inventory covered by an invoice from the Company or any of its direct or indirect subsidiaries to dealers and repossessed by Polaris Acceptance as well as financed trade-in inventory tendered to dealers in connection with the sale by a dealer of a new Polaris product financed by Polaris Acceptance. The Company’s repurchase obligations under the Amended and Restated Repurchase Agreement, which are unchanged from the Prior Repurchase Agreement, are limited to an annual maximum of not more than 15 percent of the average month-end balances outstanding for inventory financed by Polaris Acceptance during the prior calendar year.
The foregoing descriptions of the Amended and Restated Joint Venture Agreement and the Amended and Restated Repurchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
10.1	Amended and Restated Joint Venture Agreement dated as of February 28, 2011, by and between Polaris Industries Inc. and GE Commercial Distribution Finance Corporation.

10.2	Amended and Restated Manufacturer’s Repurchase Agreement dated as of February 28, 2011, by and among Polaris Industries Inc., the registrant, Polaris Industries Inc., a Delaware Corporation, Polaris Sales Inc., and Polaris Acceptance.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: March 1, 2011

POLARIS INDUSTRIES INC.
/s/ Michael W. Malone
Michael W. Malone
Vice President — Finance and Chief Financial Officer

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